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                                                                   EXHIBIT 99.7

                                     PROXY

                            VERTICALONE CORPORATION

                       Two Concourse Parkway, Suite 700
                             Atlanta, Georgia 30328

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints J. Stephen Hufford and Gregg S.Freishtat, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock, $0.001 par value, Series A Preferred Stock and Series B Preferred Stock, $0.01 par value of VerticalOne Corporation held of record by the undersigned on October 8, 1999, at the special meeting of stockholders of VerticalOne Corporation to be held at VerticalOne's headquarters at Two Concourse Parkway, Suite 700, Atlanta, Georgia, on November 10, 1999, at 8:00 a.m., Eastern time, and at any postponements or adjournments thereof.

        The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Prospectus/Proxy Statement.

        This proxy, when properly executed and returned in a timely manner, will be voted at the meeting and any adjournments or postponements thereof as directed. If no direction is indicated, the proxy will be voted FOR the proposal and any postponement or adjournment of the meeting.

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY MAIL THIS PROXY CARD IN THE ENCLOSED RETURN ENVELOPE SO THAT YOUR
                   SHARES MAY BE REPRESENTED AT THE MEETING.


SEE RESERVE                                                        SEE REVERSE
   SIDE      CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE    SIDE




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                                  DETACH HERE


[X]       Please mark
          vote as in
          this example.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.
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
        To approve and adopt the Agreement and Plan of Merger dated as of          FOR     AGAINST      ABSTAIN
        September 23, 1999, by and among Security First Technologies               [ ]       [ ]          [ ]
        Corporation, VerticalOne Acquisition Corporation and VerticalOne
        Corporation.
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Mark here for address change and note at left [ ]
Mark here if you plan to attend the meeting   [ ]

Please sign exactly as your name appears on this proxy card. If more than one name appears, all named persons should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

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
Signature:                      Date:           , 1999    Signature:                     Date:           , 1999
           -------------------        ----------                     ------------------        ----------
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